AMENDMENT No. 1 to STOCK APPRECIATION RIGHTS AGREEMENT
for David E. Kerr

This Amendment No. 1 (this “Amendment No. 1”) to that certain Stock Appreciation Rights Agreement dated June 3, 2009 between PDI, Inc., a Delaware corporation (the “Company”) and David E. Kerr (the “Recipient”) (the “Agreement”), is dated as of March 14, 2011. Defined terms used herein without definition have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and the Recipient have each determined that it is advisable and in their respective best interests to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of all of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Recipient hereby agree to amend the Agreement as follows:

1.This Amendment No. 1 shall be deemed to amend the Agreement as of March 14, 2011, and shall only apply as of and after such date.

2.The chart contained in Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

Tranche of SARS	Stock-Based Performance Condition
8,334 SARs
The Stock achieves an average closing price of at least $10.00 per share for any trailing sixty (60) consecutive trading days on the Nasdaq Stock Market or such other primary stock exchange on which the Stock is listed and traded (an “Exchange”)

8,333 SARs	The Stock achieves an average closing price of at least $15.00 per share for any trailing sixty (60) consecutive trading days on an Exchange
8,333 SARs	The Stock achieves an average closing price of at least $20.00 per share for any trailing sixty (60) consecutive trading days on an Exchange

3.The first sentence of Section 9 of the Agreement is hereby deleted and replaced with the following new sentence:

“Any notice hereunder by the Recipient shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company's office at Morris Corporate Center One, Building A, 300 Interpace Parkway, Parsippany, New Jersey 07054, Attn: Human Resources Department, or at such other address as the Company may designate by notice to the Recipient.”

4.Except as expressly amended by this Amendment No. 1, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

PDI, INC.

By:    /s/ Kathy Marsico
Kathy Marsico
SVP Human Resources

RECIPIENT

Signature: /s/ David E. Kerr
David E. Kerr